EXHIBIT 10.11

                            ASSET PURCHASE AGREEMENT





                                  by and among

                         Texas Instruments Incorporated

                              Dialogic Corporation

                       Spectron Microsystems, Incorporated





                                   dated as of

                                January 22, 1998

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of January, 1998, by and among Texas Instruments Incorporated, a Delaware corporation ("TI" or "Purchaser"), Dialogic Corporation, a New Jersey corporation ("Parent"), and Spectron Microsystems, Incorporated, a California corporation ("Seller").

                                    RECITALS:

     WHEREAS, Seller presently conducts the business (the "Business") of designing, developing, manufacturing and selling software products and services which comprise operating systems for digital signal processors and related software tools and services (the "Products"); and

     WHEREAS, Seller desires to sell and Purchaser desires to purchase substantially all the assets, rights and properties of Seller used or useful in the operation of the Business and, in connection with such purchase and sale, Purchaser is willing to assume certain obligations and liabilities relating to the Business, all on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                              I. PURCHASE OF ASSETS

     1.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof and subject to Sections 1.2 and 1.3, at the Closing (as defined in Section 8.1), Seller will sell, transfer, convey, assign and deliver, and Purchaser will purchase and accept, all right, title and interest of Seller in and to all rights, properties and assets of Seller used in connection with the Business and existing at the Closing, wherever located (collectively, the "Assets"), free and clear of all liens, security interests, encumbrances, mortgages, pledges and similar restrictions ("Liens"), except Permitted Liens (as defined in Section 4.18(a)). The Assets include, without limitation, all of Seller's right, title and interest in and to the following rights, properties and assets of the Seller:

          (a) Cash. Cash and cash equivalents;

          (b) Contract Rights. Subject to Sections 1.2(c) and 1.3, all rights and incidents of interest in and to all contracts, licenses, leases, agreements and other instruments and obligations (whether oral or written, pending or executory) ("Contracts") to which Seller is a party or by which Seller or its properties or assets are or may be bound relating to the Business; such Contracts include, without limitation, the Contracts set forth on Schedule 1.1(b) hereto;

          (c)   Inventories   and  Stores  and  Supplies.   All  raw  materials,
components, work-in-process, finished products, packaging materials, stores and supplies, spare parts and samples, wherever located;

          (d) Tangible Personal Property. All machinery and equipment, tools, spare and maintenance parts, furniture, vehicles and all other tangible personal property owned by Seller, wherever located, used in the Business; such assets include, without limitation, the assets set forth in Schedule 1.1(d) hereto;

          (e) Manufacturers' and Vendors' Warranties. Subject to Section 1.3, all of Seller's rights under manufacturers' and vendors' warranties relating to items included in the Assets and all of Seller's similar rights against third parties relating to items included in the Assets;

          (f) Intellectual Property. Subject to the provisions of the license agreement described in Section 8.2(f), all of Seller's right, title and interest in and to all Intellectual Property (as hereinafter defined). "Intellectual Property" shall mean and include (i) all domestic and foreign patents (including certificates of invention and other patent equivalents), patent applications and patents issuing therefrom as well as any division, continuation or continuation-in-part thereof, and any reissue, reexamination, extension, revival or renewal of any patent; (ii) all domestic and foreign marks, trademarks, trade names, service marks, assumed names, trade dress, and logos, in each case whether registered or at common law, and registrations for and applications to register any of the same; (iii) all copyrights and registration of claim to copyright and applications for registration of claim to copyright; (iv) inventions or discoveries for novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories and ideas, whether or not patentable; (v) the Software (as hereinafter defined) ("Software" shall mean the expression of an organized set of instructions in a natural or coded language that is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and that may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions and its subsystems and shall include computer programs in source and object code, test or other significant data libraries, user documentation for computer programs, and any of the following that is contained on a physical media of any nature and that is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis or assurance of the same: flow diagrams, masks, input and output formats, file layouts, development tools, database formats, interfaces, test programs, installation and operating instructions, diagnostic and maintenance instructions, and other similar materials and information); (vi) any and all works of authorship fixed in any tangible medium of expression, regardless of whether copyrighted ("Works of Authorship"); (vii) any formula, design, device or compilation of information that is used or held for use in the exploitation of the Intellectual Property which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by, and has not been disclosed to, the public ("Trade Secrets"); provided, however, that the term "Trade Secrets" shall not include any formula, design, device or compilation that was created by, or for the exclusive benefit of, Parent, regardless of whether or not employees of Seller are aware of any such formula, design, device or compilation; and (viii) scientific, engineering, programming, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the exploitation of the Intellectual Property ("Know-How").

          (g) Real Property. All rights and incidents of interest of Seller in and to all real property leases (the "Real Property Leases") relating to the operations of the Business, a true and complete list of which leases as of the date hereof is set forth in Schedule 1.1(g) hereto (the real property subject to such Real Property Leases being hereinafter referred to as the "Real Property"), and all of Seller's rights in all of the structures, fixtures and improvements located on the Real Property;

          (h) Government Licenses, Permits and Approvals. Subject to Section 1.3, all rights and incidents of interest of Seller in and to all permits issued to Seller by any Governmental Authority (as hereinafter defined) to the extent that such permits ("Permits") are assignable; such Permits include, without limitation, the Permits set forth on Schedule 1.1(h) hereto;

          (i) Books and Records. Except for the assets described in Section 1.2, all the books and records of Seller, including without limitation all books and records relating to employees (but, with respect to employees, only to the extent and in the manner permitted by law), the purchase of materials, supplies and services, financial, accounting and operations matters, product engineering, research and development, manufacture and sale of products and all customer and vendor lists relating to the operation of the Business and all files and documents (including credit information) relating to customers and vendors of the Business;

          (j)  Seller's  Name.  All  Seller's   rights  to  the  name  "Spectron
Microsystems Incorporated" and any derivative or variant thereof; and

          (k) Prepaid Items. All prepaid items..

     1.2 Excluded Assets Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties and assets of Seller will not be included in the Assets:

          (a) Corporate Documents. Seller's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller, any other records or materials relating to (i) any asset excluded pursuant to any other sub-paragraph of this Section 1.2, (ii) any Retained Liabilities or (iii) Seller generally (provided that such records and materials do not involve or relate to the Assets or the operation or operations of the Business) and duplicate copies of (A) such other records as Seller or Parent shall reasonably require in order to satisfy their tax, accounting, securities and other applicable regulatory requirements and (B) books and records pertaining to Intellectual Property covered by the license agreement described in Section 8.2(f).

          (b) Benefit Plans. Any and all employee benefit plans (and assets held thereunder) maintained or otherwise sponsored, in whole or in part, by Seller or Parent for the benefit of Seller's employees.

          (c) Other Scheduled Assets. Any right, property or asset which is described in Schedule 1.2(d) hereto and any Contract which is dependent on another Contract which latter Contract (a) cannot be assigned hereunder and (b) the financial and business benefits of which cannot be transferred to Purchaser pursuant to Section 1.3(c).


     1.3 Nonassignable Contracts and Permits.

          (a) Nonassignability. Without limiting or otherwise affecting the rights of Purchaser pursuant to Article X to obtain indemnification in the event that Seller fails to perform its obligations under this Section 1.3, to the extent that any Contract or Permit to be assigned pursuant hereto is not capable of being assigned without the consent, approval or waiver of a third person or entity (including without limitation any agency, court or instrumentality of any foreign, federal, state or local governmental authority (each, a "Governmental Authority")), nothing in this Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 1.3, nothing in this Agreement will afford Purchaser the right to terminate this Agreement or the right to refuse to perform its obligations at Closing by virtue of the inability to obtain any such consent, approval or waiver (provided that Seller performs its obligations under this Section 1.3) and nothing in this Agreement will subject Seller or Parent to any liability by virtue of the failure to obtain any such consent, approval or waiver (provided that Seller performs its obligations under this Section 1.3).

          (b) Seller to Use Reasonable Commercial Efforts. Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to assign to Purchaser any of its rights and obligations in and to any of the Contracts or Permits without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Seller shall use reasonable commercial efforts to obtain all such consents, approvals and waivers prior to and, if the Closing occurs, after the Closing Date (as defined in Section 8.1). Such reasonable commercial efforts shall not include the payment of any consideration by Seller to obtain any such consents, approvals or waivers.

          (c) If Waivers or Consents Cannot Be Obtained. To the extent that the consents, approvals and waivers referred to in Section 1.3(a) are not obtained by Seller, Seller shall use its reasonable commercial efforts (subject to the limitation set forth in the last sentence of Section 1.3(b)) to (i) provide to Purchaser the financial and business benefits of any Contract or Permit referred to in Section 1.3(a) and (ii) enforce, at the request and expense of Purchaser, for the account of Purchaser, any rights of Seller arising from any such Contract or Permit (including without limitation the right to elect to terminate such Contract or Permit in accordance with the terms thereof upon the advice, and at the expense, of Purchaser), provided, however, that Seller shall not be required to take any action which would constitute a breach of any such Contract or Permit other than an action to terminate any such Contract or Permit in accordance with the terms of this Section 1.3(c). With respect to Contracts and Permits for which such waivers or consents cannot be obtained but as to which Seller is able to pass on the financial and business to Purchaser, Purchaser shall assume Seller's obligations thereunder. With respect to Contracts and Permits for which such waivers or consents cannot be obtained and as to which Seller is unable to pass on the financial and business to Purchaser, Seller shall retain its obligations thereunder.


                          II. ASSUMPTION OF LIABILITIES

     2.1 Assumed Liabilities. As of the Closing, Purchaser will assume and thereafter in due course pay and fully satisfy the following liabilities and obligations of Seller (the "Assumed Liabilities") and no other liabilities or obligations:

          (a) all liabilities of Seller in respect of paid time off accrued by the Seller's employees who accept offers of employment from Purchaser prior to Closing in respect of vacation, sick time, personal leave and family leave, provided that Purchaser shall not be liable for more than $140,000 of liabilities pursuant to this Section 2.1(a);

          (b) the obligations of Seller arising after the Closing in respect of the Real Property Leases and the Contracts described in Section 1.1, other than Contracts and Leases executed by the Seller subsequent to the date hereof outside the ordinary course of business (consistent with the past practice of Seller) or otherwise not in accordance with Section 6.6;

          (c) the obligations of Seller under any written or oral purchase order or sale order outstanding on the Closing Date, provided that such purchase order or sale order was given in the ordinary course of business consistent with past practice and in accordance with Section 6.6;

          (d) intentionally omitted

          (e) all accounts payable of Seller outstanding on the Closing Date, provided that such accounts payable (1) have arisen in the ordinary course of business, (2) do not constitute bank debt or other indebtedness for borrowed money or indebtedness to Parent and (3) do not exceed, in the aggregate, $250,000; and

          (f) the obligations described in Schedule 2.1(f) hereto.


     2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Purchaser does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Seller, whether primary or secondary, direct or indirect, other than the Assumed Liabilities (such liabilities and obligations retained by Seller being referred to herein as the "Retained Liabilities"). It is specifically agreed that such Retained Liabilities shall include, without limitation, (a) liabilities and obligations arising from or relating to Employee Plans (as hereinafter defined), including, but not limited to, workers compensation and disability benefits arising from or related to an injury, illness or other physical or mental condition incurred prior to the Closing (regardless of when reported) and (b) all liabilities and obligations of Seller relating to Taxes, whether applicable to the Business or otherwise, attributable to periods (or portions thereof) ending on or prior to the Closing Date or to the pre-Closing portion of any period that includes but does not end on the Closing Date (allocable to such pre-Closing portion of a period by closing the books of Seller at the close of business on the Closing Date or, where not susceptible to such allocation, pro rata on the basis of the number of days elapsed in the period).


                               III. PURCHASE PRICE

     3.1 Purchase Price. In consideration of the conveyance to Purchaser of the Assets and the other rights granted to Purchaser pursuant hereto and subject to the conditions and in accordance with the terms hereof, Purchaser shall (a) pay to Seller the Purchase Price (as defined in Section 3.2(a)) and (b) assume the Assumed Liabilities.

     3.2 Payment of Purchase Price.

          (a) Subject to adjustment as provided in Section 3.2(b), the purchase price payable by Purchaser hereunder (the "Purchase Price") will consist of U.S. $26,000,000 payable in cash at Closing (the "Closing Date Payment"). The Closing Date Payment will be paid by wire transfer of immediately available funds to such account as shall have been designated by Seller to Purchaser at or prior to the Closing.

          (b) The Purchase Price shall be subject to adjustment in accordance with Schedule 3.2(b) hereto.

     3.3 Seller and Purchaser agree to consult with each other with respect to the allocation of the Purchase Price and Assumed Liabilities to the Assets and the other rights granted to Purchaser pursuant hereto, provided that such undertaking shall in no way obligate either party to agree on such allocation.

             IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

     Each of Parent and Seller, jointly and severally, makes the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof, and shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Purchaser. Parent and Seller acknowledge that Purchaser is relying on such representations and warranties in connection with the entering into of this Agreement and the purchase of the Assets.

     4.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on its business as presently conducted by it. Seller is in good standing and duly qualified to conduct business as a foreign corporation in every jurisdiction in which its ownership or lease of property or conduct of the Business makes such qualification necessary and where the failure to so qualify would have a "Material Adverse Effect" on Seller (as hereinafter defined). Each of the foregoing jurisdictions are listed on Schedule 4.1 hereto.

     4.2 Authorization and Effect of Agreement. Each of Seller and Parent has the requisite corporate power to execute and deliver this Agreement and the agreements to be entered into by such party at the Closing (the "Seller Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by each of Seller and Parent of this Agreement and the Seller Ancillary Documents and the performance by each of them of the transactions contemplated hereby and thereby to be performed by it have been, or, in the case of the Seller Ancillary Documents, will at the Closing be, duly authorized by all necessary corporate and shareholder action on the part of Seller and Parent. This Agreement has been, and each Seller Ancillary Document will at the Closing be, duly executed and delivered by duly authorized officers of each of Seller and, as applicable, Parent and, assuming the due execution and delivery of this Agreement and, as applicable, any Seller Ancillary Document, by Purchaser, this Agreement constitutes, and each Seller Ancillary Document will at the Closing constitute, a valid and binding obligation of Seller and, as applicable, Parent, enforceable against Seller and, as applicable, Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 No Interests in Other Entities. The Seller does not own or hold any shares of any corporation or any other ownership or investment interests, whether owned or held of record, beneficially or equitably, in any Person (as hereinafter defined).

     4.4 No Conflicts. The execution and delivery of this Agreement and each Seller Ancillary Document by Seller or, as applicable, Parent does not or, in the case of the Seller Ancillary Documents, will not, and the performance by Seller or Parent of the transactions contemplated hereby or thereby to be performed by either of them will not (a) conflict with or violate any provision of the articles or certificate of incorporation or by-laws of Seller or Parent,
(b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any provision of any material document to which Parent or Seller or any of their respective assets or properties is bound (including, without limitation, any Contract listed or required to be listed on any schedule hereto), (c) constitute a violation of any law applicable to Seller or Parent or any the Assets or (d) result in the creation of any Lien (other than any Permitted Liens) upon any of the Assets. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any individual, corporation, partnership, limited liability company, joint venture or other form of business or legal entity (collectively, a "Person"), whether pursuant to Contract or otherwise, is required to be obtained or made by or with respect to Seller or Parent in connection with the execution and delivery of this Agreement or any Seller Ancillary Document or the performance by Seller or Parent of any of their obligations hereunder or thereunder, except for (i) such of the foregoing as are listed or described on
Schedule 4.4, which Schedule 4.4 shall be provided to Purchaser on or before January 30, 1998 and (ii) any filings, if required, with the Federal Trade Commission and Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (such filings in clause
(ii) being hereinafter referred to as the "Governmental Approvals").

     4.5 No Third-Party OptionsIV.5No Third-Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Assets or any interest therein, except for Contracts, purchase orders and sales orders entered into in the ordinary course of business consistent with past practice.

     4.6 Financial Statements. Seller has delivered to Purchaser true and complete copies of its unaudited balance sheet as of November 30, 1997 (the "November Balance Sheet"), and the related statements of income, changes in stockholder's equity and cash flow for the eleven months then ended (collectively, the "Financial Statements"), all of which, except as set forth on
Schedule 4.6 hereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. The November Balance Sheet fairly presents the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at November 30, 1997, and the statements of income, changes in stockholder's equity, and cash flow included in the Financial Statements fairly present the results of operations, changes in stockholder's equity and cash flow for the eleven months ended November 30, 1997. The Financial
Statements contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position and results of operations of Seller at and for the eleven months ended November 30, 1997. References in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to November 30, 1997.

     4.7 Absence of Undisclosed Liabilities. Seller has no liabilities or obligations related to the Business other than liabilities or obligations incurred in or as a result of the normal and ordinary course of business consistent with past practice. For purposes of this Agreement, the term "liabilities" or "obligations" shall include, without limitation, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility.

     4.8 Contracts and CommitmentsIV.8 Contracts and Commitments.

          (a) Except as listed or described on Schedule 4.8(a) hereto, Seller is not a party to any written or oral:

              (1) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case $10,000 or more;

              (2) in connection with the Business involving in any one case $10,000 or more;rvices Contractscts ("Goods Contracts

              (3) agreement, contract or commitment relating to the Business (other than the agreements described in any other clause of this Section 4.8(a)) continuing over a period of more than six months from the date hereof and exceeding $10,000 in value;

              (4)   distribution,   dealer,   representative  or   sales  agency
agreement, contract or commitment relating to the Business;

              (5) lease or sublease involving rental payments of at least $1,000 per month, under which Seller is either lessor or lessee, or sublessor or sublessee, relating to the Assets or any Real Property;

              (6) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person relating to the Business;

              (7) agreement, contract or commitment in excess of $2,500 for any charitable or political contribution relating to the Business;

              (8) commitment or agreement for any capital expenditure or leasehold improvement in excess of $10,000 relating to the Business;

              (9) agreement, contract or commitment limiting or restraining Seller, the Business or any successor thereto from engaging in any business , nor, to Seller's Knowledge (as hereinafter defined), is any employee of Seller (other than Excluded Employees (as hereinafter defined)) engaged in the conduct of the Business subject to any such agreement, contract or commitment other than agreements identified as such in such Schedule 4.8(a);

              (10) distributorship agreement (regardless of the dollar amount involved) or license, franchise or other Contract involving payments to or by Seller which are reasonably expected to be more than $100,000 per year which, in the case of any such distributorship agreement, license, franchise or other Contract, relates in whole or in part to any Software of Seller (including any Contract (regardless of the dollar amount involved) by which Seller has licensed or otherwise provided access to its source code, including by way of any escrow or similar arrangement), patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other Know-How of or used by Seller in the conduct of the Business;

               (11) joint development or joint venture agreement or agreement obligating the Seller to perform research for a third-party in exchange for compensation; or

               (12)  any  other  material  agreement,   contract  or  commitment
relating to the Business not made in the ordinary course of business.

          (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on Schedule 4.8(a) is a valid and binding obligation of the Seller and, to Seller's Knowledge, is a valid and binding obligation of each other party thereto. Seller is, and to Seller's Knowledge all other parties thereto are, in substantial compliance with the provisions of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on Schedule 4.8(a); and to Seller's Knowledge, no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

          (c) Except as disclosed on Schedule 4.8(c), each Service Contract is substantially in the form referred to in Schedule 4.8(c).

          (d) Schedule 4.8(d) accurately discloses with respect to each Services Contract disclosed in Schedule 4.8(a), the customer name; and the total billings as of December 31, 1997 under such contract.

     4.9  Intellectual Property.

          (a) Schedule 4.9(a) hereto sets forth a true and complete list of all items of Intellectual Property which both (i) are owned by Seller and (ii) are used or held for use in the Business (collectively, the "Owned IP"), except for the Know-How and Trade Secrets of Seller. Schedule 4.9(a) includes, without limitation, a complete list of all United States and foreign patents, registered trademarks, registered copyrights, registered trade names, registered service marks and any other registered Intellectual Property rights of Seller, and any applications therefor, owned by Seller ("Registered Owned IP") and specifies, where applicable, the jurisdictions in which each item of Registered Owned IP has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

          (b) Schedule 4.9(a) hereto sets forth a true and complete list of all items of Intellectual Property which both (i) Seller does not own, but in which Seller has valid license or other rights, and (ii) are used or held for use in the Business (collectively, the "Not-Owned IP"), other than generally available Software used on personal computers having an individual acquisition cost of $1,000 or less. The right of Seller to use the Not-Owned IP in the Business is evidenced solely by the written license agreements identified pursuant to
Section 4.8 and license agreements for such generally available Software.

          (c) The Owned IP, Not-Owned IP, Know-How, Owned Software (as hereinafter defined), Not-Owned Software (as hereinafter defined) and Trade Secrets include all of the Intellectual Property rights reasonably necessary to conduct the Business as it is now conducted, and includes all of the Intellectual Property rights used in the development, marketing, licensing or support of the Software.

          (d) To the Knowledge of Seller, the development, license, use, sale, distribution and modification of the Owned IP and Not-Owned IP by Seller in connection with the Business has not infringed on or otherwise violated any presently existing patent or any other intellectual property rights of any other Person or constituted an unlawful disclosure, use or misappropriation of the rights of any other Person. To the Knowledge of Seller, Seller is not in violation of, or in default (with or without notice or lapse of time or both) under, any legal requirement relating to Seller's Intellectual Property.

          (e) Except as set forth in Schedule 4.9(e) hereto, there is no pending or, to the Knowledge of Seller, threatened claims or actions of any nature affecting the Intellectual Property of Seller or any rights therein. Schedule 4.9(e) hereto also lists all written notices currently pending or received by Seller since February 28, 1995 (or relating to any unresolved claim received at any time with respect to which any correspondence has been received since February 28, 1995) which claim infringement or misappropriation or breach, as the case may be, of any Intellectual Property of any third party. None of the Intellectual Property of Seller is subject to any outstanding decree, order, judgment or stipulation to which Seller is a party restricting in any respect the exploitation or licensing thereof by Seller and, to Seller's Knowledge, none of the Intellectual Property of Seller is subject to any outstanding decree, order, judgment or stipulation to which Seller is not a party restricting in any material respect the exploitation or licensing thereof by Seller.

          (f) Except as set forth in Schedule 4.9(f) hereto, (i) there are no material restrictions to which Seller is a party, and, to Seller's Knowledge, no material restrictions to which Seller is not a party, on the ability of Seller, or any successor or assign of Seller, to sell, market, license, distribute, exploit or use the Owned IP in the manner and geographical scope and in connection with the goods and services in which the Owned IP is presently sold, marketed, licensed, distributed, exploited or used , and (ii) subject to licenses given by Seller to other Persons as disclosed pursuant to Sections 4.8,
4.9 or 4.10, Seller is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens), the Owned IP, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Owned IP of Seller is being used. At the Closing, Purchaser will acquire all of such rights on the same basis and geographic scope as that enjoyed by Seller immediately prior to the Closing Date.

          (g) Except as set forth in Schedule 4.9(g) hereto (and subject only to the express terms of those license agreements identified pursuant to Section 4.8), Seller is the licensee of, with all right, title and interest in and to (free and clear of any Liens), the Not-Owned IP, and has non-exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Owned IP of Seller is being used. At the Closing, Purchaser will acquire all of such rights on the same basis and geographic scope as that enjoyed by Seller immediately prior to the Closing Date.

          (h) Except as disclosed pursuant to Section 4.8, Seller has not granted or, to Seller's Knowledge, obligated itself to grant to any Person any license, option or other right to develop, license, sell, distribute or modify (including any rights under any source code escrow agreement) in any manner, in whole or in part, any of the Owned IP or Not-Owned IP.

          (i) To Seller's Knowledge, there has been no material unauthorized use, infringement or misappropriation of any Intellectual Property of Seller by any third party, including any employee or former employee of Seller.

          (j) To Seller's Knowledge all patent, trademark and copyright registrations constituting part of the Owned IP are valid and subsisting, have been properly maintained, and are in full force and effect in accordance with their terms, and neither Seller, nor to Seller's Knowledge any other Person, is in default or violation thereunder. To Seller's Knowledge, no Person, other than Seller, has applied for any patent or registered any claim to copyright or trademark with respect to any part of the Owned IP. Purchaser acknowledges that Seller has not followed a practice of registering copyrights.

     4.10 Software.

          (a) Schedule 4.9(a) or Schedule 4.10(a) hereto sets forth a true and complete list of all items of Software which both (i) are owned by Seller and
(ii) are used or held for use or under development in the Business (the "Owned Software"). Except as set forth on such Schedule 4.9(a), the Owned Software shall include without limitation all earlier or predecessor versions of any of such Software.

          (b) Schedule 4.9(b) or Schedule 4.10(b)hereto sets forth a true and complete list of all items of Software which both (i) Seller does not own but in which Seller has rights to use (by license or otherwise), and (ii) are used or held for use in the Business, other than licenses for generally available commercial Software used on personal computers having an individual acquisition cost of $1,000 or less (excluding such licenses for such generally available commercial Software, the "Not-Owned Software").

          (c) Except as set forth in Schedule 4.10(c) hereto, to Seller's Knowledge there are no defects in the most recent generally distributed commercial versions of the Owned Software (excluding any computer Software in the process of development and any versions distributed as beta, test or evaluation releases) (after such exclusion, the "Commercial Owned Software") that would prevent the Commercial Owned Software from substantially performing the functions in the documentation accompanying such Commercial Owned Software as updated(the "Documentation") when such Commercial Owned Software is used in its unmodified form, from undamaged media, and in accordance with the instructions and specifications stated in the Documentation.

          (d) Except as qualified in the last sentence of this Section 4.10(d) and as set forth in Schedule 4.10(d), the Commercial Owned Software is capable of identifying, manipulating and calculating data and information correctly using dates within and outside of the 1990-1999 year range. In addition, except as qualified in the last sentence of this Section 4.10(d) and as set forth in
Schedule 4.10(d), the Commercial Owned Software is not expected by Seller to (i) have any operational impediments, (ii) malfunction, (iii) cease to perform, (iv) generate incorrect or ambiguous data or (v) produce incorrect or ambiguous results, in each case with respect to same-century and multi-century formulas, functions, date values and date-data interfaces. With respect to the period beginning on the first anniversary of the Closing Date and expiring on the second anniversary of the Closing Date (as set forth in Section 10.1 hereof), this representation is made to Seller's Knowledge.

     4.11     Development and Protection of Intellectual Property.

          (a) The Owned Software consists exclusively of (i) "works made for hire" as that term is used in Title 17 of the United States Code, and Seller is considered the author of each of such works, and (ii) works developed by independent contractors or consultants engaged by Seller or a predecessor in interest to Seller that have assigned to Seller all of their right, title and interest in and to the work or works produced, including all copyright and other intellectual property rights therein pursuant to a valid and enforceable written Contract.

          (b) Seller has taken reasonable and appropriate measures to protect in all material respects the confidential and proprietary nature of the Trade Secrets and the source code and access codes for the Owned Software and the Not-Owned Software (the "Confidential Software"). All employees, agents and consultants of Seller who have had access to any of the Trade Secrets or Confidential Software have executed and delivered a proprietary information and confidentiality agreement substantially in Seller's standard form or, with respect to agents of Seller are otherwise obligated to Seller to maintain the confidentiality of the Trade Secrets and Confidential Software. To Seller's Knowledge, no Person that is a party to any such proprietary information and confidentiality agreement or confidentiality obligation is in breach or default thereunder in any material respect.

          (c) To Seller's Knowledge, no employee of Seller is in violation of any confidentiality agreement with any former employer or business associate.

          (d) Seller has taken reasonable and appropriate measures to protect in all material respects the confidential and proprietary nature of the information related to the business strategy, finances, marketing plans or employees of Seller that has not been published and is not generally known to the public.

     4.12 Conduct of the Business Since the Interim Balance Sheet Date. Except as described on Schedule 4.12 hereto and except for actions which would not constitute a breach of Section 6.6 if occurring subsequent to the date hereof, since the Interim Balance Sheet Date Seller has not

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Seller or any of its assets or properties;

          (b)  sold,   encumbered,   assigned,  or  transferred  any  assets  or
properties which would have been included in the Assets, except for the replacement or betterment of obsolete or worn out equipment and the sale of inventory or other Assets in the ordinary course of business consistent with past practice;

          (c) made or suffered any amendment or termination of any Contract listed on Schedule 1.1(b) or Schedule 4.8(a) or of any Permit, or canceled, modified, or waived any substantial debts or claims held by it or waived any rights of substantial value, except in any case for acts or omissions arising in the ordinary course of business;

          (d) made or suffered any amendment or termination of any license, franchise, distributorship or other Contract, whether or not in the ordinary course of business, by which Seller has licensed or otherwise provided access to its source code, including by way of escrow or other similar arrangement;

          (e) received notice or had Knowledge of any actual or threatened strike, material labor trouble or other material employment-related occurrence, event or condition of any similar character;

          (f) made commitments or Contracts for capital expenditures, capital additions or betterments, or research and development, exceeding $10,000 individually or $50,000 in the aggregate, except such as may be involved in ordinary repair, maintenance, or replacement of the Assets;

          (g) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled, except in any such instance for increases and advances arising in the ordinary course of business in amounts consistent with past practices;

          (h) entered into any transaction other than in the ordinary course of business consistent with past practice; or

          (i) suffered any one or more events or circumstances that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on Seller..

     4.13 Personnel Information.

          (a) Except for contracts listed on Schedule 4.13(a) hereto, Seller is not a party to or bound by any employment, consulting or agency agreement with any employee or consultant or any collective bargaining agreement or other labor agreement, or any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other incentive or welfare contract, plan or arrangement.

          (b) Schedule 4.13(b) hereto contains a true and complete list of all persons employed by Seller other than Excluded Employees, setting forth for each such employee such employee's date of hire, job title, department, monthly base salary and 1997 bonuses (showing separately profit-sharing payments, performance-based bonuses and non-performance-based bonuses). Such Schedule also sets forth, with respect to each stock option granted by Parent to each such employee, the number of Shares of Parent's Common Stock subject to such stock option, the plan pursuant to which such stock option was granted, whether or not such option constitutes an "incentive stock option", the exercise price thereof, the date of grant, the expiration date, the vesting schedule and a summary reference to the terms and conditions governing such stock option. Except as otherwise set forth in Schedule 4.13(b), to Seller's Knowledge no employee of Seller is a party to or is bound by a non-competition agreement, confidentiality agreement or any similar agreement or arrangement that would affect the ability of Purchaser to utilize the Intellectual Property, prohibit such employee from becoming an employee of Purchaser or interfere with such employee's performance of his duties as an employee of Purchaser.

          (c) Seller has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. To Seller's Knowledge, there has been no organizational effort since February 28, 1995 by or on behalf of any labor union with respect to employees of Seller other than efforts which have not resulted in any material impact upon the Business.

          (d) Except as listed or described on Schedule  4.13(d) hereto,  Seller
(i) has no written or oral personnel policy applicable to its employees, (ii) is and has been in material compliance since its inception with all applicable laws regarding employment and employment practices, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers' compensation and, to Seller's Knowledge, is not engaged in any unfair labor practices, (iii) has no unfair labor practice charges or complaints pending or, to Seller's Knowledge, threatened against it before the National Labor Relations Board, (iv) has no material grievances pending or, to Seller's Knowledge, threatened against it, and (v) has no charges pending against it before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

          (e) As of the date hereof, Seller employs the persons referred to as Tier Employees and Potential Tier Employees in the Letter (as such term is defined in Schedule 3.2(b) hereto. As of the date hereof, to Seller's Knowledge, neither Parent nor Seller has received any notice or otherwise has any reason to believe that any specific Tier Employee (as such term is defined in such Schedule 3.2(b)) intends to terminate his or her employment with the Business as a result of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or otherwise.

     4.14 Employee Benefit Plans.

          (a) All "employee benefit plans," as defined by Section 3(3) of ERISA, maintained by Seller or Parent for the benefit of Seller's employees (the "Employee Plans"), are identified as such on Schedule 4.13(a) hereto. Each Employee Plan complies in all material respects with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Plan, including without limitation ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Any Employee Plans which constitute "employee pension benefit plans" as defined in
Section 3(2) of ERISA (the "Pension Plans") are so designated on Schedule 4.13(a) hereto. No Pension Plan constitutes a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

          (b) Except as set forth in Schedule 4.14(b) hereto, each Pension Plan that is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service indicating that it is so qualified.

          (c) All contributions required by law to have been made under any Pension Plan (without regard to any waivers granted under Section 412 of the Code) have been made in all material respects.

          (d) To Seller's Knowledge, there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder that is not exempt from the thirty-day notice requirement under the regulations with respect to any Pension Plan subject to Title IV of ERISA.

     4.15 Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to Seller's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. Except as set forth in Schedule 4.15, there are no (i) lawsuits, claims, administrative or other proceedings or investigations pending or, to Seller's Knowledge, threatened by or against or affecting Seller or any of the assets of Seller or (ii) orders of any Governmental Authority binding on Seller or any of the assets of Seller.

     4.16 Compliance With Law; Permits. Seller has complied in all material respects with each law and order of any Governmental Authority to which Seller or its business, operations, assets or properties is subject and is not currently in violation of any of the foregoing. Seller owns, holds, possesses or lawfully uses in the operation of its business all governmental permits which are in any manner necessary for it to conduct the business as now conducted or for the ownership and use of its assets, free and clear of all Liens and in compliance with all laws. Seller is not in default in any material respect under any Permits, nor has it received any notice of any claim of any default under any Permits, other than defaults which have been cured prior to the date hereof. No Person owns or has any proprietary, financial or other interest (direct or indirect) in any governmental Permits which Seller owns, possesses or uses in the operation of the Business as now conducted.

     4.17 Environmental Matters. (A) Except as disclosed in Schedule 4.17 hereto, (a) the operations of Seller have been and are in compliance in all material respects with all Environmental Laws and permits, authorizations or licenses required by Environmental Laws; (b) there are no judicial or administrative actions, proceedings or investigations pending or, to Seller's Knowledge, threatened against Seller or its operations alleging the violation of or seeking to impose liability pursuant to any Environmental Law; (c) Seller is not subject to any material Environmental Costs and Liabilities and to Seller's Knowledge there are no facts, circumstances or conditions relating to, arising from, associated with, or attributable to the operations of Seller or any real property owned, operated or leased by Seller that could reasonably be expected to result in Seller's incurring material Environmental Costs and Liabilities;
(d) to Seller's Knowledge, there is not now, nor has there been at any time, on, in or under any real property owned, leased or operated by Seller (i) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, or (iii) any polychlorinated biphenyls; and (e) Seller has provided Purchaser copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations of any real property currently or formerly owned, operated or leased by Seller that are in Seller's possession, custody or control.

         (B)   For the purposes of this Agreement:

               "Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs, and expenses (including fees, disbursements, and expenses of legal counsel, experts, engineers, and consultants and the costs of investigation and feasibility studies, remedial, or removal actions and cleanup activities) arising from or under any Environmental Law or any order or agreement now in effect with any Governmental Authority or other Person.

               "Environmental Law" means any law (including common law) relating to the environment, natural resources, or public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
          Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C.
          Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, et seq., the Oil Pollution Act of 1990, 33 U.S.C.
          Section 2701, et seq.,  the Federal Safe Drinking Water Act, 42 U.S.C.
          Section 300F, et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et, seq., as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

               "Hazardous Material" means any substance, material, or waste which is regulated by any Governmental Authority, including, without limitation, any material, substance, or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde, and polychlorinated biphenyls.

     4.18 Title to Assets.

          (a) Except as listed or described in Schedule 4.18(a) hereto, Seller has, and following the Closing, Purchaser will have, good, valid and marketable title to the Assets, other than Assets which are not assignable in accordance with Section 1.3, free and clear of all Liens, other than (a) Liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (b) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business consistent with past practice and (c) purchase money security interests. The items described in Schedule 4.18(a) hereto and the items referred to in clauses (a), (b) and (c) of the immediately preceding sentence are hereinafter referred to as "Permitted Liens".

          (b) The Assets constitute all the assets and rights necessary to operate the Business as currently conducted.

    4.19  Taxes.

          (a) All Tax Returns required to be filed by or with respect to Seller and the Assets for the past three years have been duly and timely filed with the appropriate Federal, state, local and foreign governments or foreign agencies. All such Tax Returns are true, correct and complete in all material respects. Seller has duly and timely paid (or is challenging in good faith, pursuant to challenges described in Schedule 4.19 hereto, the payment of) all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it. Except as set forth in Schedule 4.19 hereto, for the past three years Seller has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) To Seller's Knowledge, for the past three years no material claim for assessment or collection of Taxes has been asserted against Seller or any of its assets, other than claims which were resolved on or before the Interim
Balance Sheet Date. Except as set forth in Schedule 4.19 hereto, no audit, investigation, or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to Seller's Knowledge, threatened with respect to the assessment or collection of Taxes with respect to Seller and the Assets.

          (c) Except as set forth in Schedule 4.19 hereto, no waivers of statutes of limitation in respect of any Tax Returns have been given or requested by Seller, nor has Seller agreed to any extension of time with respect to a Tax assessment or deficiency during the past three years. To Seller's Knowledge, no claim has been made or threatened within the past three years by a Governmental Authority in a jurisdiction where Seller does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d) Intentionally omitted.

          (e) The performance of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code. Except as set forth in Schedule 4.19 hereto, none of the Assets is (i) "tax-exempt use" property within the meaning of Section 168(h) of the Code; (ii) required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; or (iii) "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (f) Except as described on Schedule 4.19 hereto, Seller is not a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement, or similar agreement, arrangement, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, private letter ruling, or other agreement relating to Taxes with any Governmental Authority).

          (g) Seller is not a foreign person within the meaning of Section 1445 of the Code.

          (h) "Tax" and "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, Medicare, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government; and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. "Tax Returns" shall mean any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

     4.20  Real Property.

          (a) Owned Real Property. Seller does not own any real property.

          (b) Leased Real Property.  With respect to the Real Property leased by
Seller:

               (1) each Real Property Lease is, and at Closing shall be, in full force and effect and has not been assigned, modified, supplemented or amended, and to Seller's Knowledge no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Real Property Lease to terminate any Real Property Lease; and

               (2) subject to Section 1.3, at the Closing, Seller shall assign to the Purchaser all right, title and interest of Seller in and to all Real Property Leases (and shall deliver to Purchaser original copies of all consents obtained with respect to such assignments) and all security deposits made by Seller pursuant to any of the Real Property Leases, together with all accrued and unpaid interest earned on such deposits.

          (c) Zoning. To Seller's Knowledge, the Real Property complies with all applicable zoning and other land use requirements.

          (d) Utility Services. The water, electric, gas and sewer utility services and the septic tank and storm drainage facilities currently available to the Real Property are adequate for the present use of the Real Property by Seller in conducting the Business, are being supplied to Seller by utility companies or municipalities, and to Seller's Knowledge there is no condition which will result in the termination of the present access from the Real Property to such utility services and other facilities.

          (e) Access. Seller has obtained all Permits and rights-of-way, including proof-of-dedication, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. To Seller's Knowledge, there are no conditions which will result in the termination of the present access from the Real Property to neighboring existing highways and roads.

          (f) Intentionally omitted.

          (g) Eminent Domain. Seller has received no notices, oral or written, and has no Knowledge, that any Governmental Authority having the power of eminent domain over the Real Property has commenced to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

          (h) No Violations. Seller has received no written notices from any Governmental Authority, and has no Knowledge, that the Real Property or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate in any material respect any laws of any Governmental Authority having jurisdiction over the Real Property.

          (i) Improvements. The improvements located on the Real Property are generally in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear and tear. To Seller's Knowledge no condition exists requiring material repairs, alterations or corrections with respect to the Real Property.

          (j) Intentionally omitted.

          (k) Flood Plain. No part of the Real Property contains, is located within, or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to special state, federal or municipal regulation, control or protection.

     4.21 Brokers. Neither Seller nor any of Seller's Affiliates (as hereinafter defined) have made any Contract with any Person or taken any action which would cause any Person to claim an agent's, broker's or finder's fee or commission from Purchaser in connection with the transactions contemplated hereby. For purposes of this Agreement, the term "Affiliate", when used in reference to a party, shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such party.

     4.22 Agents. Seller has not designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney other than with respect to any power of attorney granted with respect to any filing related to Taxes.

     4.23 Books and Records. Copies of all the minute books and stock record books of Seller have been delivered to Purchaser for inspection and contain accurate records of all meetings of, and written consents by, the boards of directors (and any committees thereof) and stockholders of Seller since February 28, 1995. The stock ledger and transfer books of Seller are complete and correct and properly reflect all transfers of the capital stock of Seller. All accounting, financial, reporting, business, tax, corporate and other similar books and records of Seller accurately reflect in all material respects the business and financial condition of Seller.

     4.24 Insurance. Seller has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all contracts and agreements to which Seller is a party or by which it is bound. Set forth in Schedule 4.24 hereto is a list of all fire, liability and other forms of insurance and all fidelity bonds held by or applicable to Seller, setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type of coverage and annual premium. Excluding insurance policies that have expired and been replaced in the ordinary course of business, none of Seller's insurance policies have been canceled within the last two years and to Seller's Knowledge no threat has been made to cancel any insurance policy of Seller during such period. To Seller's Knowledge, no event has occurred, including, without limitation, the failure by Seller to give any notice or information or Seller's giving any inaccurate or erroneous notice or information, which limits or impairs in any material respect the rights of Seller under any such insurance policies.

     4.25 Condition of Assets. All the Assets are in good operating condition and repair, subject to normal wear, tear and maintenance and are usable in the regular and ordinary course of business. No Person other than Seller owns any equipment or other tangible assets or properties necessary to the operation of the Business of Seller, except for leased items disclosed pursuant to Section 4.8(a)(5) or below the disclosure threshold set forth in Section 4.8(a)(5).

     4.26 Disclosure. No representation or warranty by Seller contained in this Agreement (including without limitation representations and warranties set forth in the Financial Statements and the Schedules referenced in this Article IV), in the documents to be delivered by Seller at the Closing pursuant to Article VIII and in any other instrument furnished or to be furnished by or on behalf of Seller or Parent to Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document or other instrument.

                 V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby makes the following representations and warranties to Parent and Seller, each of which is true and correct as of the date hereof and shall be unaffected by any investigation heretofore or hereafter made by Parent or Seller. Purchaser acknowledges that Parent and Seller are relying on such representations and warranties in connection with the entering into of this Agreement and the sale of the Assets contemplated hereby.

     5.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

     5.2 Authorization and Effect of Agreement. Purchaser has the requisite corporate power to execute and deliver this Agreement and the agreements to be entered into by it at the Closing pursuant hereto (the "Purchaser Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by Purchaser of this Agreement and the Purchaser Ancillary Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been or, in the case of the Purchaser Ancillary Documents will at the Closing be, duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and each Purchaser Ancillary Document will at the Closing be, duly executed and delivered by duly authorized officers of Purchaser and, assuming the due execution and delivery of this Agreement and, as applicable, any Purchaser Ancillary Document, by Parent and Seller, this Agreement constitutes, and each Purchaser Ancillary Document will at the Closing constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 No Conflicts. The execution and delivery of this Agreement and each Purchaser Ancillary Document by Purchaser does not or in the case of the Purchaser Ancillary Documents will not, and the performance by Purchaser of the transactions contemplated hereby or thereby to be performed by it will not,
(a) conflict with the certificate or articles of incorporation (or other organizational documents) or by-laws of Purchaser, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any provision of any material document to which Purchaser or any of its assets or properties is bound, or (c) constitute a violation of any law applicable to Purchaser. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or other Person whether pursuant to contractual obligation or otherwise, is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement or any Purchaser Ancillary Document or the performance by Purchaser of any of its obligations hereunder or thereunder, except for the Governmental Approvals.

     5.4 Brokers. Neither Purchaser nor any of Purchaser's Affiliates has made any agreement with any Person or taken any action which would cause any Person to claim an agent's, broker's or finder's fee or commission from Seller in connection with the transactions contemplated hereby.

                            VI. PRE-CLOSING COVENANTS

     6.1 No Inconsistent Action. Neither Purchaser, on the one hand, nor Parent or Seller, on the other hand, shall take any action which is materially inconsistent with their respective obligations under this Agreement.

     6.2 Injunctions. If any United States, state or foreign court having jurisdiction over any party issues or otherwise promulgates any order which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and to pursue the underlying litigation diligently and in good faith.

     6.3 Governmental Filings. Purchaser, on the one hand, and Parent and Seller, on the other hand, shall as promptly as practicable following the execution and delivery of this Agreement, file with the United States Federal Trade Commission and the United States Department of Justice, the notification and report form under the HSR Act required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Purchaser, on the one hand, and Parent and Seller, on the other hand, shall as promptly as practicable comply with any other laws which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order, or authorization of, or registration, declaration, or filing with, any Authority or any other Person in connection with the transactions contemplated hereby is necessary. Purchaser, on the one hand, and Parent and Seller, on the other hand, shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing, registration, or declaration which is necessary under the HSR Act or any other similar laws. Purchaser, on the one hand, and Parent and Seller, on the other hand, shall keep each other reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority, and shall use reasonable efforts to comply promptly with any such inquiry or request. Purchaser agrees that any filing fee required to be paid in connection with any filing under the HSR Act shall be paid fully by Purchaser..

     6.4 Third Party Consents. Purchaser, on the one hand, and Seller, on the other hand, will cooperate and use their respective reasonable efforts to obtain as promptly as practicable all consents, approvals, and waivers required by third Persons to transfer the Assets (other than consents, approvals and waivers relating to Contracts and Permits, which consents, approvals and waivers are governed by Section 1.3) to Purchaser in a manner that will avoid any default, conflict, or termination of rights in respect thereof.

     6.5 Access. Except as otherwise required by the confidentiality obligations of Seller, prior to the Closing, upon reasonable notice from Purchaser to Seller, Seller will afford to the officers, attorneys, accountants, or other authorized representatives (including, without limitation, environmental consultants) of Purchaser reasonable access during normal business hours to the employees, Assets, facilities, and the books and records of Seller so as to afford Purchaser a full opportunity to make such review, examination, and investigation of the Business as Purchaser may desire to make. Except as otherwise required by the confidentiality obligations of Seller, Purchaser will be permitted to make such extracts from or to make such copies of such books and records as may be reasonably necessary in connection therewith. Except as otherwise required by the confidentiality obligations of Seller, prior to the Closing, Seller will promptly furnish or cause to be furnished to Purchaser such financial and operating data and other information as Purchaser shall reasonably request pursuant to this Section 6.5.

     6.6 Conduct Prior to Closing. During the period between the date hereof and the Closing, (1) Parent shall have all the rights and obligations granted to it pursuant to the Patent License Agreement referred to in Section 8.2(h) hereof as though such Patent License Agreement had been executed on the date hereof, (2) Seller shall be permitted to take the Permitted Actions (as hereinafter defined) in its discretion and (3) without in any way limiting any other obligations of Seller hereunder, except as consented to by Purchaser in writing (which consent shall not be unreasonably withheld, other than consents relating to the license or granting of access to source code described in Section 6.6(a)(ix) below, which may be withheld or granted in Purchaser's sole discretion):

        (a)   Seller shall:

               (i) (A) use reasonable efforts to conduct the Business and the operations and affairs of Seller only in the ordinary and normal course of business consistent with past practice; (B) not enter into any transaction or take any action which, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of Seller contained herein or would have required disclosure under Article IV, other than transactions or actions which would not have a Material Adverse Effect upon Seller and Permitted Actions; and (C) not enter into any supply arrangements requiring the purchase of goods or services by Seller in the amount (with respect to any such arrangement) of more than $50,000 per year per arrangement or Contracts contemplating the payment to or by Seller in the amount (with respect to any such Contract) of more than $250,000 per year per Contract (arrangements and Contracts falling below the thresholds set forth in this Section 6.6(a)(i)(C), unless otherwise expressly prohibited in clauses (ii) through (x) below, being hereinafter referred to as "Permitted Actions");

               (ii) use reasonable efforts to continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and give all notices and present all claims under all policies of insurance in a due and timely fashion (except if the failure to give such notices and present such claims would not have a Material Adverse Effect upon Seller);

               (iii) pay and discharge the liabilities of Seller in the ordinary course of business in accordance and consistent with the previous practices of Seller, except those contested in good faith by Seller;

               (iv) except for pay increases and bonuses made to Excluded Employees, not increase the compensation or benefits of or make any advance (excluding advances for ordinary and necessary business expenses) or loan to any director, officer or employee of Seller;

               (v) not sell, assign, or transfer any of the Assets, except for the replacement or betterment of obsolete or worn out equipment and sales of inventory in the ordinary course of business consistent with past practice, and not permit any of the Assets to be subjected to any Lien (other than Permitted Liens);

               (vi) not make commitments or Contracts for capital expenditures or capital additions or betterments which exceed $10,000 individually or $50,000 in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of the Assets;

               (vii) not acquire or agree to acquire any assets that would constitute Assets except in the ordinary course of business consistent with past practices;

               (viii) not enter into any Contract or other transaction with Parent or any Affiliate of Parent or any officer or director of Parent or of any Affiliate of Parent;

               (ix) not amend, modify or terminate any of the Contracts listed on Schedule 6.6(a)(ix) hereto, enter into any Contracts by which Seller proposes to license or otherwise provide access to its source code (including by way of escrow or other similar arrangement) or enter into any Contracts that grant any exclusive rights to any Person; or

               (x) not agree, in writing or otherwise, to do any of the foregoing.

          (b) Seller shall use its reasonable efforts to preserve intact the Business and the property, assets, operations and affairs of Seller and carry on the Business and the affairs of Seller as currently conducted, keep available to Seller the services of the present employees of Seller, preserve and protect its Intellectual Property and the value thereof, and promote and preserve for the Purchaser the goodwill of suppliers, customers, creditors and others having business relations with Seller.

     6.7  Notification.

          (a) Seller shall provide prompt written notice to Purchaser, and Purchaser shall provide prompt written notice to Seller (in each case within five (5) business days), of any litigation, arbitration, or administrative proceeding pending or, to its Knowledge, threatened against Parent or Seller, on the one hand, or Purchaser, on the other hand, which challenges the transactions contemplated hereby.

          (b) Seller will provide prompt written notice to Purchaser (in any event within five (5) business days) of any development or information causing or which constitutes or would at the Closing constitute a material breach of any of its representations and warranties contained herein or any Schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such development or information; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made herein or in any Schedules referred to herein or attached hereto.

     6.8 No Solicitation. Except for the transactions contemplated by this Agreement, from and after the date of this Agreement until the Closing or the termination of this Agreement, neither Parent nor Seller shall, nor shall they authorize or permit any officer, director, or employee of, or any investment banker, attorney, accountant, or other representative retained by, Parent or Seller to, directly or indirectly, solicit, initiate, encourage or entertain (including by way of furnishing information) discussions, inquiries, offers, or proposals, or participate in any discussions or negotiations for the purpose or with the intention of leading to any proposal or offer from any Person which constitutes or concerns, or may reasonably be expected to lead to, any proposals, for a merger or other business combination constituting an acquisition of Seller or any proposal or offer to acquire any of the outstanding shares of capital stock of Seller or any material portion of the Assets.

     6.9 Publicity. Prior to the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of any national stock exchange or self-regulatory organization applicable to it or its Affiliates, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

     6.10 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article VI, prior to the Closing, each of the parties will use reasonable best efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     6.11 Seller's Employees. Purchaser shall have the right to interview and offer employment, such employment to commence immediately after the Closing, to all persons employed by Seller as of the date hereof other than the Excluded Employees. Notwithstanding the foregoing, Purchaser shall have the right to interview and offer employment (to commence immediately after the Closing) to Excluded Employees to the extent, and in the manner, permitted in Schedule 3.2(b) hereto. All initial offers of employment made pursuant to this Section
6.11 shall be made on terms consistent with the terms described in Schedule 6.11 hereto. Seller shall not offer employment to any of Seller's employees to whom employment has been offered by Purchaser (such persons are hereinafter referred to as "Offerees" provided that they are not Excluded Employees) unless (a) this Agreement is terminated or (b) such offer complies with Section 9.10.

     6.12 Transferred Employees. Purchaser covenants the following with respect to Transferred Employees (as defined in Section 6.12(a) hereof):

          (a) Purchaser shall give service credit under all of its employee benefit plans, for purposes of determining eligibility to participate, vesting, satisfaction of pre-existing medical conditions exclusion provisions, and calculation of vacation and severance benefits, to all employees of Seller who become employees of Purchaser immediately after the Closing ("Transferred Employees") for all of their service with Seller and its Affiliates.

          (b) Purchaser shall give credit under its employee medical plans for any deductibles, co-payments, and other out-of-pocket expenses paid by Transferred Employees and credited under Seller's medical plan prior to the Closing.

          (c) Intentionally omitted.

          (d) Intentionally omitted.

          (e) Intentionally omitted.

          (f) As of the Closing, Purchaser shall provide all Transferred Employees with an employee benefits package that Purchaser reasonably believes to be, in the aggregate, no less valuable to the Transferred Employee than the employee benefits package provided to such employees as of the Closing Date.

     6.13 Excluded Employees. For purposes of this Agreement, the term "Excluded Employees" shall mean Chuck House, Mark Grosen, Gilbert Pitney (but only after it is determined that Mr. Pitney will not be an "Accepting Tier Employee" within the meaning of Schedule 3.2(b) hereto), Kalon Kelley (but only after it is determined that Mr. Kelley will not be an "Accepting Tier Employee" within the meaning of Schedule 3.2(b) hereto), Chris Ring, Lane McMains and Jeff Mark.
Except as provided below, the Purchaser shall not offer employment to the Excluded Employees for a period of two years after the Closing Date:

          (a) The Purchaser shall be permitted to offer employment to Gilbert Pitney, Kalon Kelley and the Excluded Employees to the extent, and in the manner, provided for in Schedule 3.2(b) hereto.

          (b) The Seller and Parent shall use reasonable efforts to make Chuck House available to assist Purchaser during the first six months after the Closing, at no cost to Purchaser. Such availability shall not extend to any more than 10 days during such six month period. Such services shall be provided to Purchaser pursuant to the Transition Services Agreement described in Section 8.2(h).

          (c) At Purchaser's request, the Seller and Parent shall use reasonable efforts to make Mark Grossen available to assist Purchaser, in the areas of requirements and products definition, specifications review and design review, during the first two years after the Closing, at no cost to Purchaser. Such availability shall not extend to any more than 5 days during any three month period during such two year period. Such services shall be provided to Purchaser pursuant to the Transition Services Agreement described in Section 8.2(i).


                             VII. CLOSING CONDITIONS

     7.1 Conditions to Obligations of Each of the Parties. The obligation of each party to effect the transactions contemplated hereby (the "Transaction") and to consummate the Closing shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

          7.1.1 No Prohibition of Transaction.

          (a) No third party shall have instituted any suit or proceeding to restrain, enjoin or otherwise prevent the consummation of the Transaction.

          (b) The waiting period required by Section 7(b)(1) of the HSR Act and the regulations promulgated thereunder shall have expired without any administrative or judicial proceeding having been instituted by the Federal Trade Commission or the Department of Justice with respect to the Transaction.

          (c) No order shall have been issued by any court or administrative body to restrain, enjoin or otherwise prevent consummation of the Transaction.

          7.1.2 Compliance with Law. All Governmental Approvals shall have been obtained.

     7.2 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Purchaser in writing:

          7.2.1 Representations and Warranties True at the Closing Date. Except for (i) changes expressly contemplated by this Agreement, (ii) misrepresentations which individually or in the aggregate do not, or could not reasonably be expected to, have a Material Adverse Effect upon the Seller and
(iii) representations made as of a particular date, the representations and warranties of the Seller and the Parent contained in Article IV of this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects (except for representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects). At the Closing, the Seller shall have delivered to the Purchaser a certificate to the foregoing effect signed by the Seller and dated the Closing Date.

          7.2.2 No Material Adverse Change. During the period from December 1, 1997 through the Closing Date, (a) there shall not have been any adverse change in the financial condition or results of operations of the Seller, nor any loss or damage to its assets, whether or not insured, in either case which affects the Seller's ability to conduct the Business, (b) none of the events described in Section 4.12 of this Agreement shall have occurred and (c) the Seller shall not have taken any action outside of the ordinary course of business, other than, in any such case covered by clauses (a), (b) or (c) of this Section 7.2.2, changes, losses, damages, events or actions which, individually and in the aggregate, do not constitute a Material Adverse Effect upon Seller. At the Closing, the Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by the Seller, to the foregoing effect.

          7.2.3 Seller's and Parent's Performance. Each of the obligations of the Seller and the Parent to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects as of the Closing Date, and, at the Closing Date, the Seller and Parent shall have delivered to the Purchaser a certificate to the foregoing effect dated on and as of the Closing Date.

          7.2.4 Necessary Corporate Approvals. As of the date of execution of this Agreement, the board of directors and stockholders of the Seller and the board of directors of the Parent have duly authorized and approved the execution and delivery of this Agreement, and all corporate actions necessary or proper to authorize the execution, delivery and performance of this Agreement by Seller and Parent have been taken. All such actions shall be in full force and effect and shall not have been revoked as of the Closing Date and the Seller and Parent shall have delivered to the Purchaser a certificate to that effect.

          7.2.5 Resolutions Authorizing the Execution of this Agreement. As of the date hereof, the Seller has furnished to the Purchaser copies of the resolutions or consents of the Seller's board of directors and its sole stockholder and the Parent has furnished to the Purchaser copies of the resolutions or consents of the Parent's board of directors , authorizing the execution, delivery, and performance of this Agreement. As of the Closing Date, the Seller and Parent shall have delivered to the Purchaser certificate of the Secretaries of the Seller and Parent confirming that such resolutions or consents (in substantially the same form and substance as heretofore delivered) remain in full force and effect as of the Closing Date.

          7.2.6 Documents. The Seller and Parent shall have furnished the Purchaser with each of the documents contemplated by Section 8.2 and 8.4.

          7.2.7 Intentionally omitted.

          7.2.8 Consents to Assignment. Notwithstanding any provision herein to the contrary, provided that Seller complies with its obligations under Section
1.3 and Section 6.4, Purchaser's obligations herein shall not be conditioned on the receipt of any consent to the assignment of any Contract or Permit.

     7.3 Conditions to the Obligations of the Seller and Parent. The obligations of the Seller and the Parent hereunder are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Seller and Parent in writing:

          7.3.1 Representations and Warranties True at the Closing Date. Except for (i) changes expressly contemplated by this Agreement, (ii) misrepresentations which individually or in the aggregate do not, or could not reasonably be expected to, have a Material Adverse Effect upon the Purchaser and
(iii) representations made as of a particular date, the representations and warranties of the Purchaser contained in Article V of this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects (except for representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects). At the Closing, the Seller shall have delivered to the Purchaser a certificate to the foregoing effect signed by the Seller and dated the Closing Date.

          7.3.2 Purchaser's Performance. Each of the obligations of the Purchaser to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects as of the Closing Date, and, at the Closing Date, the Purchaser shall have delivered to the Seller a certificate to the foregoing effect dated on and as of the Closing Date.

          7.3.3 Necessary Corporate Approvals. As of the date of execution of this Agreement, a committee of the board of directors of the Purchaser has duly authorized and approved the execution and delivery of this Agreement, and all corporate actions necessary or proper to authorize the execution, delivery and performance of this Agreement by the Purchaser have been taken. All such actions shall be in full force and effect and shall not have been revoked as of the Closing Date and the Purchaser shall have delivered to the Seller a certificate to that effect.

          7.3.4 Resolutions Authorizing the Execution of this Agreement. As of the date hereof, the Purchaser has furnished to the Seller copies of the resolutions or consents of a committee of the Purchaser's board of directors, authorizing the execution, delivery, and performance of this Agreement. As of the Closing Date, the Purchaser shall have delivered to the Seller a certificate of the Secretary of the Purchaser confirming that such resolutions or consents (in substantially the same form and substance as heretofore delivered) remain in full force and effect as of the Closing Date.

          7.3.5 Documents. The Purchaser shall have furnished the Seller and Parent with each of the documents contemplated by Section 8.3 and 8.4.


                               VII.A. TERMINATION

          7A.1 Right to Terminate. This Agreement may be terminated at any time until completion of the Closing as follows:

               (a) by mutual consent of the Purchaser, Seller and Parent;

               (b) by the Purchaser, Seller or Parent if the Closing shall not have occurred on or before April 30, 1998 (the "Outside Date"), but no party shall be entitled to terminate pursuant to this Section 7A.1(b) if its own acts or failures to act should delay the Closing beyond the Outside Date or if all conditions to its obligation to consummate the Closing shall have been satisfied at least five business days prior to the Outside Date;

               (c) by the Purchaser or the Seller, respectively, if it shall have discovered that (x) any representation or warranty made herein for its benefit, or in any certificate, schedule or document furnished to it pursuant to this Agreement, is untrue in any respect, provided that such untruth, individually or in the aggregate, constitutes a Material Adverse Effect with respect to the party making such representation, or (y) the Seller or the Parent (in the case of a termination by Purchaser) or the Purchaser (in the case of a termination by Seller or Parent) shall have defaulted in the performance of any material obligation under this Agreement; provided, however, that in order to terminate this Agreement under this Section 7A.1(c), the party seeking to terminate this Agreement shall give written notice of such breach or default to the other party and the other party shall fail to cure the breach or default by the earlier of ten (10) days after receipt of such notice or the Outside Date;

               (d) by the Purchaser or Seller if it shall have reasonably determined that a condition to its obligation to consummate the Closing cannot be satisfied; or

               (e) by the Purchaser or Seller to the extent that such party is afforded the right to terminate this Agreement pursuant to the terms of Schedule 3.2(b).

          7A.2 Liability on Termination. Upon any termination of this Agreement pursuant to Section 7A.1, the provisions of this Agreement shall cease to be effective (except that the provisions of this Section 7A.2, Section 9.10 and
Article XI of this Agreement shall remain in full force and effect). Notwithstanding the foregoing, all arrangements among the parties relating to the subject of confidentiality shall remain in full force and effect. In the event of any such termination, no party shall have liability to any other party hereto, except that in the event of a termination of this Agreement pursuant to Sections 7A.1(b), 7A.1(c) or 7A.1(d), a breaching party hereunder shall be liable to any party damaged by such breach for such damages as shall be permitted by law.

          7A.3 Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction over the parties, subject to the forum selection provisions set forth in Section 11.18.


                            VII. CLOSING ARRANGEMENTS

     8.1 The Closing. The consummation of the purchase and sale of the Assets contemplated hereby (the "Closing") shall take place (i) on February 16, 1998, or, if all conditions to Closing have not been satisfied or waived by the fifth business day prior to February 16, 1998, on the fifth business day after all conditions to Closing have been satisfied or waived, or (ii) on such other date as shall be mutually acceptable to Seller and Purchaser, at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas (or at such other place as shall be acceptable to Seller and Purchaser). The date on which the Closing is consummated is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in this Article VIII.

     8.2 Documents to be Delivered by Seller and Parent. At the Closing, Seller and Parent will deliver to Purchaser, as applicable, the following, in proper form for recording when appropriate:

          (a) Transfer Documents. Patent and trademark assignments, executed by Seller, in form and substance reasonably satisfactory to Purchaser (which form shall be satisfactory for filing with appropriate Governmental Authorities) (such assignments and the bill of sale and assumption agreement referred to in Section 8.4 hereof being hereinafter referred to as "Transfer Documents").

          (b) Certified Resolutions. Certified resolutions of the Boards of Directors (or committees thereof) of each of Parent and Seller approving the execution and delivery of this Agreement and each of the other documents delivered by Parent and Seller pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby.

          (c) Good Standing Certificates. Governmental certificates showing that Seller is duly incorporated and in good standing in the state of its incorporation and in good standing in each state listed in Schedule 4.1 hereto, certified as of a recent date.

          (d) Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of Seller by an executive officer of Seller, certifying as to the satisfaction of the conditions precedent set forth in Sections 7.2.1, 7.2.2 and 7.2.3; such certificate shall be in form and substance reasonably satisfactory to Purchaser.

          (e) Intentionally omitted.

          (f) License Agreement. An intellectual property, license and support agreement, dated the Closing Date, between Purchaser and Parent, in the form and substance of the license agreement annexed hereto as Exhibit 8.2(f) (the "License Agreement"), duly executed by Parent.

          (g) Intentionally Omitted.

          (h) Patent License Agreement. A patent license agreement, dated the Closing Date, among Purchaser, Parent and Seller, the form and substance of the management agreement annexed hereto as Exhibit 8.2(h) (the "Patent License Agreement"), duly executed by Parent and Seller.

          (i) Transition Services Agreement. A transition services agreement, dated the Closing Date, among Purchaser, Parent and Seller, in form and substance reasonably satisfactory to Purchaser, Parent and Seller, covering services to be provided among the parties hereto after the Closing (the "Transition Services Agreement"), duly executed by Parent and Seller.

          (j) Other Documents. Such additional information and materials as Purchaser shall reasonably request.

     8.3 Documents to be Delivered by Purchaser. At the Closing, Purchaser will deliver to Seller:

          (a) Cash Amount. Payment to Seller in the amount of the Closing Date Payment , by wire transfer in accordance with Section 3.2.

          (b) Good Standing Certificates. Governmental certificates showing that Purchaser is duly incorporated and in good standing in the state of its incorporation certified as of a recent date.

          (c) Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of Purchaser by an executive officer of Purchaser, certifying as to the satisfaction of the conditions precedent set forth in Sections 7.3.1 and 7.3.2; such certificate shall be in form and substance reasonably satisfactory to Seller.

          (d) Transition Documents. The License Agreement, the Patent License Agreement and the Transition Services Agreement, duly executed by Purchaser.

          (e) Intentionally Omitted.

          (f) Other Documents. Such additional information and materials as Seller shall reasonably request.

     8.4 Documents to be Delivered by Purchaser and Seller. At the Closing, each of Purchaser and Seller shall execute and deliver, or cause to be executed and delivered, to the other a general bill of sale and assumption agreement, in form and substance reasonably satisfactory to the parties hereto.


                           IX. POST-CLOSING COVENANTS

     9.1 Covenant Not to Compete. Each of Parent and Seller agrees that from the time that the Closing is consummated pursuant to the terms hereof until the fifth anniversary of the date hereof (the "Covenant Termination Date"), each of Parent and Seller will not, directly or indirectly, anywhere in the world, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the design, manufacturing or marketing of real time operating systems software products as stand-alone products; provided, however, that this covenant against competition shall not apply to actions which Seller is required to take with existing customers of Seller with respect to Contracts that cannot be assigned by Seller to Purchaser. In the event that prior to the Covenant Termination Date, Parent is acquired by a third party in a transaction pursuant to which Parent survives as a separate and distinct entity from such acquiring third party, then this covenant against competition shall continue to apply to Parent until the Covenant Termination Date but shall not apply to such acquiring third party. Each of Parent and Seller severally acknowledge that the geographic boundaries and the term and scope of prohibited activities contained in this Section 9.1 are reasonable and no broader than necessary to protect the investment by Purchaser in the Assets being acquired pursuant to this Agreement and will not impose any unreasonable burden upon any of Parent, Seller or their respective Affiliates. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever. In the event that the provisions of this Section 9.1 should ever be deemed to exceed the limitations provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     9.2 Confidentiality. Each of Parent and Seller agrees that after the Closing it will not disclose, reveal, divulge or communicate to any person or entity other than authorized officers, directors and employees of Purchaser, or use or otherwise exploit for its own benefit or for the benefit of anyone other than Purchaser, any Confidential Information (as defined below). Each of Parent and Seller shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, each of Parent and Seller shall, to the extent reasonably possible, provide Purchaser with prompt notice of such requirement prior to making any disclosure so that Purchaser may seek an appropriate protective order. For purposes of this
Section 9.2, "Confidential Information" shall mean any confidential information with respect to the conduct or details of the Business, including, without limitation, methods of operation, customers and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, Trade Secrets, Know-How, Software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters; provided, however, that the term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement, (b) becomes generally available to the public other than as a result of a disclosure by Seller or Parent not otherwise permissible hereunder, (c) is independently developed by Seller as established by documentary evidence, or (d) Seller learns from other sources where such sources have not violated their confidentiality obligation to Purchaser. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.

     9.3 Discharge of Business Obligations. From and after the Closing Date, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all Retained Liabilities in respect of the Business, its operations or the assets and properties used therein. From and after the Closing Date, Purchaser shall pay and discharge, in the ordinary course but not less than on a timely basis, the Assumed Liabilities.

     9.4 Maintenance of Books and Records. Each of Parent, Seller and Purchaser shall preserve, from and after the Closing Date until the sixth anniversary of the Closing Date, all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to
(i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided that, as to such portion of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall deliver such records to the objecting party.

     9.5 Payments Received. Parent, Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their reasonable efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on each check or any other evidences of indebtedness received by Purchaser on account of the Business and the Assets transferred to Purchaser hereunder.

     9.6 Post-Closing Notifications. Purchaser, Parent and Seller will comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment or control, export or other law of any Governmental Authority having jurisdiction over Seller.

     9.7 Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the transfer of the Assets or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by Purchaser.

     9.8 Insurance. With respect to any loss, liability or damage relating to, resulting from or arising out of the conduct of the Business on or prior to the Closing Date for which Seller would be entitled to assert a claim for recovery under any policy of insurance maintained by or for the benefit of Seller in respect of the Business or the Assets, at the request and expense of Purchaser, Seller will, after the Closing, use reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such insurance covering such loss, liability or damage if Purchaser is not itself entitled to assert such claim but Seller is so entitled.

     9.9 Use of Name. From and after thirty (30) days following the Closing Date, Parent and Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Spectron Microsystems Incorporated" and variants thereof. From and after the Closing Date, Seller will not itself use the name Spectron Microsystems Incorporated" or any derivative or variants thereof and shall promptly amend its articles of incorporation to remove such reference.

     9.10 Non-Solicitation/No-Hire. For a term of two years after the Closing Date, neither Parent nor Seller nor their representatives on their behalf will directly solicit any of Seller's employees hired by Purchaser (unless such employees are no longer employed by Purchaser) and neither Purchaser nor its representatives on its behalf will directly solicit any of Seller's employees not hired by Purchaser as of the Closing Date (unless such employees are no longer employed by Seller). For a term of one year after the Closing Date, neither Parent nor Seller nor their representatives on their behalf will offer employment to any of the Seller's employees hired by Purchaser (unless such employees are no longer employed by Purchaser). In the event that this Agreement is terminated for any reason, for a term of two years after the termination date, neither Purchaser nor its representatives on its behalf will directly solicit any of Seller's employees and for a term of one year after the termination date, neither Purchaser nor its representatives on its behalf will offer employment to any of Seller's employees (unless, in either such case, such employees are no longer employed by Seller).

                         X. SURVIVAL AND INDEMNIFICATION

     10.1 Survival of Representations, Warranties and CovenantsX.1 Survival of Representations, Warranties and Covenants.

          (a) Except as to (i) the representations  and warranties  contained in
Section 4.18 relating to title to the Assets, which shall survive the Closing and remain in effect indefinitely, (ii) the representations and warranties contained in Section 4.17 relating to environmental matters and the representations and warranties contained in Sections 4.13 and 4.14 relating to employees and employee benefit plans, which shall survive the Closing until the expiration of the statute of limitations applicable thereto, and (iii) the representations and warranties contained in Section 4.19 relating to Taxes, which shall survive the Closing until the expiration of the last day on which any Tax may be validly assessed by the Internal Revenue Service or any other Governmental Authority against the Assets or the Business, the representations and warranties of Seller, Parent and Purchaser contained in this Agreement or in any Transfer Document shall survive the Closing until the expiration of two years from the Closing Date. Any claim for an Indemnifiable Loss (as defined in Section 10.2) asserted within such period of survival as herein provided will be timely made for purposes hereof.

          (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely.

     10.2 Limitations on Liability.

          (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement,
(ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including, without limitation, any Governmental Authority), including, without limitation, the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith and
(v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

          (b) Notwithstanding any other provision hereof or of any applicable law, (i) no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty (other than the representations and warranties contained in Section 4.18 relating to title to the Assets) under Sections 10.3(a)(i) or 10.3(b)(i) unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under Section 10.3(a)(i), with respect to claims by Purchaser, or Section 10.3(b)(i), with respect to claims by Seller, exceeds $400,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent the amount of Indemnifiable Losses exceeds $400,000; and (ii) no Indemnitee shall be liable for Indemnity Payments in respect of breaches of representations or warranties asserted for Indemnifiable Losses under Sections 10.3(a)(i) or 10.3(b)(i), as applicable, to the extent such aggregate Indemnity Payments by such Indemnifying Party exceeds the Closing Date Payment.

          (c) An Indemnity Payment shall subsequently be reduced by a payment by the Indemnitee to the Indemnifying Party in an amount equal to any net reduction in liability for Taxes that is actually realized or, at the Indemnitee's election, could be realized by an Indemnitee with respect to the payment or accrual of an Indemnifiable Loss and by any net proceeds of insurance claims that are actually received by an Indemnitee with respect to the payment or accrual of an Indemnifiable Loss; provided, however, that in the event a taxing authority disallows in whole or in part such net reduction in liability for Taxes, an Indemnifying Party shall promptly repay to the Indemnitee the amount of such increase in Taxes.


     10.3 Indemnification.

          (a) Subject to Sections 10.1 and 10.2, from and after the Closing Date, Parent and Seller agree, jointly and severally, to indemnify, defend and hold harmless Purchaser and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

               (i) any misrepresentation or breach of warranty on the part of Parent and Seller under the terms of this Agreement, the License Agreement, the Patent License Agreement and the Transition Services Agreement;

               (ii) any nonfulfillment of any agreement or covenant on the part of Parent and Seller under the terms of this Agreement, the License
     Agreement, the Patent License Agreement and the Transition Services Agreement;

               (iii) any Retained Liabilities;

               (iv) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and

               (v) the conduct of the Business or any portion thereof or the use or ownership of any of the Assets prior to or on the Closing Date (other than the Assumed Liabilities), including without limitation the breach of any Contract by Seller prior to the Closing.

          (b) Subject to Sections 10.1 and 10.2, from and after the Closing Date, Purchaser agrees to indemnify, defend and hold harmless Seller and its Affiliates, and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

               (i) any misrepresentation or breach of warranty on the part of Purchaser under the terms of this Agreement, the License Agreement, the Patent License Agreement and the Transition Services Agreement;

               (ii) any nonfulfillment of any agreement or covenant on the part of Purchaser under the terms of this Agreement, the License Agreement, the Patent License Agreement and the Transition Services Agreement;

               (iii) any Assumed Liabilities;

               (iv) the conduct of the Business or any portion thereof or use or ownership of any of the Assets after the Closing Date(including without limitation the breach of any Contract by Purchaser after the Closing); and

               (v) any liability that may arise as a result of Seller's delivering employment records and files to Purchaser.

     10.4 Defense of Claims.

          (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 15 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (provided that such counsel is reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

          (b) If, within 10 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 10.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 10 calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such 10 calendar day period.

          (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 10.4(a) or 10.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

          (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article X.

          (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith (together with interest thereon from the date of payment thereof at the annualized rate of interest equal to the "prime" or "reference" rate of interest as publicly announced by Chemical Bank, N.A. and in effect from time to time during the relevant period, calculated on the basis of the actual number of days elapsed over 365) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss, and (ii) until the Indemnitee recovers fully payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

     10.5 Tax Consequences of Indemnity Payment. Any Indemnity Payment hereunder shall be treated on the respective tax returns of Seller and Purchaser as an adjustment to the Purchase Price. In the event that, notwithstanding such treatment, any Indemnity Payment is determined to be taxable to the Purchaser, then Seller and Parent shall indemnify Purchaser for any additional Taxes payable by Purchaser by reason of the receipt or accrual of such Indemnity Payment (including any payment made pursuant to this Section 10.5).

                          XI. MISCELLANEOUS PROVISIONS

     11.1 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                  (a)      If to Seller, to:
                           Dialogic Corporation
                           1515 Route 10
                           Parsippany, New Jersey
                           Attention: Thomas Amato
                           Facsimile No.: 973-993-3060

                           with a copy to:

                           Theodore M. Weitz, Esq.
                           Vice President and General Counsel
                           Dialogic Corporation
                           1515 Route 10
                           Parsippany, New Jersey
                           Facsimile No.: 973-993-3060

                  (b)      If to Purchaser, to:

                           Texas Instruments Incorporated
                           7839 Churchill Way
                           Dallas, Texas  75251
                           P.O. Box 650311, M/S 3995
                           Dallas, Texas  75265
                           Facsimile No. (972) 917-3804
                           Attention:  Charles D. Tobin

                           with a copy to:

                           Texas Instruments Incorporated
                           8505 Forest Lane
                           Dallas, Texas  75243
                           P.O. Box 660199, M/S 8658
                           Dallas, Texas  75266-0199
                           Facsimile No. (972) 480-5061
                           Attention:  Richard J. Agnich, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

     11.2 Expenses. Except as otherwise expressly provided herein, each party hereto will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. Parent shall bear all of the attorneys' fees and disbursements of the counsel for Seller and Parent in the transaction contemplated by this Agreement.

     11.3 Successors and Assigns. Except as otherwise provided in Section 9.1 hereof, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that upon notice to Seller, Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof (provided that Purchaser expressly agrees to remain liable hereunder on terms reasonably satisfactory to Seller) or to any Person that directly or indirectly acquires, after the Closing, all or substantially all of the assets or voting stock of Purchaser (provided that such Person expressly agrees to assume all of Purchaser's obligations hereunder on terms reasonably satisfactory to Seller).

     11.4 Waiver. Purchaser may, by written notice to Seller, and Seller may, by written notice to Purchaser, (a) extend the time for performance of any of the obligations of the other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided, however, that no such party may, without the prior written consent of the other parties, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its Affiliates') representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     11.5 Entire Agreement; Disclosure Schedules This Agreement (which includes the Schedules and Exhibits hereto and the Letter, as such term is defined in
Schedule 3.2(b) hereto), the confidentiality agreement executed by the parties hereto on August 29, 1997 and any other side letter executed by Seller and Purchaser as of the date hereof relating to this Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby and constitutes the entire agreement by and among the parties hereto. Unless otherwise specified, references to "Schedules" herein refer to the corresponding schedule set forth in the disclosure Schedules attached hereto.

     11.6 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by Purchaser, Parent and Seller to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties.

     11.7 Rights of the Parties. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto and their Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     11.8 Further AssurancesXI.8 Further Assurances. From time to time after the Closing, as and when requested by any party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     11.9 Applicable Law This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the rules and substantive laws of the State of Texas, United States of America, without regard to conflicts of law provisions thereof.

     11.10 Execution in CounterpartsXI.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     11.11 Titles and HeadingsXI.11 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.12 Invalid ProvisionsXI.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Agreement of Seller on the one hand and Purchaser on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     11.13 Bulk Sales. Purchaser waives compliance by Seller with the provisions of the so-called bulk sales laws of any jurisdiction; provided, however, that Seller will indemnify, defend and hold harmless Purchaser and its Affiliates in respect of any Indemnifiable Loss relating to, resulting from or arising out of Seller's failure so to comply with such laws in connection with the transactions contemplated by this Agreement.

     11.14 Transfers. After the Closing, Purchaser, Parent and Seller will cooperate and take such action as may be reasonably requested by the other in order to effect an orderly transfer of the Assets and the Business with a minimum of disruption to the operations and employees of Purchaser and Seller.

     11.15 Passage of Title and Risk of Loss Legal title, equitable title and risk of loss with respect to the Assets will not pass to Purchaser until such Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of 11:59 P.M. (Central Time) on the Closing Date.

     11.16 Material Adverse Effect. For purposes of this Agreement, an event or matter shall be deemed to have a "Material Adverse Effect" upon a party if such event or matter had, or could reasonably be expected to have, a material adverse effect on (a) the consolidated or, in the case of Seller, unconsolidated, results of operations or financial condition or total assets of such party or
(b) the ability of Purchaser to conduct the Business after the Closing; provided, however, that notwithstanding the foregoing, an event or matter shall not be deemed to have a "Material Adverse Effect" upon Seller if either (x) such event or matter has a substantially similar impact upon Seller's business and other businesses in Seller's industry or (y) such event or matter involves a loss of one or more customers as a result of the fact that Purchaser, Seller and Parent have executed this Agreement and plan to consummate the transactions contemplated hereby.

     11.17 Knowledge. Parent and Seller shall be deemed to have "Knowledge" of a matter or event if, and only if, such matter or event is actually known, after reasonable inquiry under the circumstances (it being understood that such inquiry shall not require any Person to access any information that appears on a database that is not maintained by Seller), by either Charles House, Michael Stein, Robert Frankel, David Russo, Michael Mercadante, Howard Bubb, Thomas Amato, Theodore Weitz (but, as to Mr. Weitz, only with respect to matters that may be disclosed by Mr. Weitz without breaching any privilege or confidentiality obligation owed by Mr. Weitz to Seller, Parent or their Affiliates), Ken Cardinal (but, as to Ken Cardinal, only with respect to matters pertaining to employment benefits and other employment matters), Ray Wagstaff, Robert Howry (but, as to Messrs. Wagstaff and Howry, only with respect to matters pertaining to sales and marketing), Mark Grossen or Jeffrey Kaplan (but, as to Messrs. Grossen and Kaplan, only with respect to matters pertaining to Intellectual Property and, as to Mr. Kaplan, only with respect to matters that may be disclosed by Mr. Kaplan without breaching any privilege or confidentiality obligation owed by Mr. Kaplan to Seller, Parent or their Affiliates).

     11.18 Forum. IN THE EVENT THAT PURCHASER ELECTS TO COMMENCE LEGAL PROCEEDINGS HEREUNDER AGAINST SELLER OR PARENT, SUCH ACTION SHALL BE BROUGHT IN A STATE COURT OR FEDERAL COURT SITTING IN OR COVERING MORRIS COUNTY, NEW JERSEY. IN THE EVENT THAT SELLER OR PARENT ELECT TO COMMENCE LEGAL PROCEEDINGS HEREUNDER AGAINST PURCHASER, SUCH ACTION SHALL BE BROUGHT IN A STATE COURT OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            TEXAS INSTRUMENTS INCORPORATED


                                            By:/s/_________________________
                                                  Name:
                                                  Title:


                                            DIALOGIC CORPORATION


                                            By:/s/_________________________
                                                  Name:
                                                  Title:


                                            SPECTRON MICROSYSTEMS, INCORPORATED


                                            By:/s/_________________________
                                                  Name:
                                                  Title:

                                                                        Page

                                      (XLV)

                              LIST OF DEFINED TERMS

Affiliate...........................................................Section 4.21
Agreement............................................................   Preamble
Assets.............................................................. Section 1.1
Assumed Liabilities................................................. Section 2.1
Business   Recitals
Closing Date Payment..............................................Section 3.2(a)
Closing Date........................................................ Section 8.1
Closing..............................................................Section 8.1
Code............................................................ Section 4.14(a)
Commercial Owned Software....................................... Section 4.10(c)
Confidential Information............................................ Section 9.2
Confidential Software............................................Section 4.11(b)
Contracts.........................................................Section 1.1(c)
Direct Claim.................................................... Section 10.4(d)
Documentation................................................... Section 4.10(c)
Employee Plans..................................................... Section 4.13
Employee Plans...................................................Section 4.14(a)
Employment Term Sheets..............................................Section 6.11
Environmental Costs and Liabilities............................. Section 4.17(b)
Environmental Law............................................... Section 4.17(b)
ERISA........................................................... Section 4.12(d)
Financial Statements................................................ Section 4.6
GAAP................................................................ Section 4.6
Goods Contracts............................................... Section 4.8(a)(2)
Governmental Approval............................................... Section 4.4
Governmental Authority........................................... Section 1.3(a)
Hazardous Material.............................................. Section 4.17(b)
HSR Act............................................................. Section 4.4
Indemnifiable Losses............................................... Section 10.2
Indemnifying Party................................................. Section 10.2
Indemnitee......................................................... Section 10.2
Indemnity Payment.................................................. Section 10.2
Intellectual Property............................................ Section 1.1(f)
Interim Balance Sheet Date.........................................  Section 4.6
Know-How......................................................... Section 1.1(f)
Knowledge........................................................ Section 11.17
liabilities......................................................... Section 4.7
License Agreement................................................ Section 8.2(f)
Liens............................................................... Section 1.1
Patent License Agreement......................................... Section 8.2(h)
Material Adverse Effect............................................. Section 4.1
Material Adverse Effect........................................... Section 11.16
Not-Owned IP..................................................... Section 4.9(b)
Not-Owned Software.............................................. Section 4.10(b)
November Balance Sheet.............................................. Section 4.6
Obligations........................................................  Section 4.7
Opinion of Seller's counsel...................................... Section 8.2(e)
Outside Date........................................................ Section7A.1
Owned IP......................................................... Section 4.9(a)
Owned Software...................................................Section 4.10(a)
Parent ................................................................ Preamble
Pension Plans................................................... Section 4.13(a)
Pension Plans................................................... Section 4.14(a)
Permits.........................................................  Section 1.1(h)
Permitted Actions...........................................Section 6.6(a)(i)(C)
Permitted Liens.................................................... Section 4.18
Person.............................................................. Section 4.4
Products............................................................... Recitals
Purchase Price...................................................... Section 3.1
Purchaser Ancillary Documents....................................... Section 5.2
Purchaser.............................................................  Preamble
Real Property Leases............................................. Section 1.1(g)
Real Property.....................................................Section 1.1(g)
Registered Owned IP...............................................Section 4.9(a)
Retained Liabilities................................................ Section 2.2
Seller Ancillary Documents.......................................... Section 4.2
Seller................................................................. Preamble
Service Contracts............................................. Section 4.8(a)(2)
Software......................................................... Section 1.1(f)
Tax Returns..................................................... Section 4.19(h)
Tax ............................................................ Section 4.19(h)
Taxes........................................................... Section 4.19(h)
Third Party Claim.................................................. Section 10.2
TI..................................................................... Preamble
Trade Secrets.................................................... Section 1.1(f)
Transaction......................................................... Section 7.1
Transfer Documents............................................... Section 8.2(a)
Transferred Employees........................................... Section 6.12(a)
Transition Services Agreement.................................... Section 8.2(i)
Works of Authorship.............................................. Section 1.1(f)

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